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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                January 31, 2000


                           HEALTHEON/WEBMD CORPORATION

                                 --------------
             (Exact name of registrant as specified in its charter)



       Delaware                         0-24975                 94-3236644
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(State or other jurisdiction          (Commission             (IRS Employer
    of incorporation)                 File Number)          Identification No.)


                             400 The Lenox Building
                             3399 Peachtree Road, NE
                                Atlanta, GA 30326

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (404) 495-7600


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          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets.

         On January 31, 2000, Healtheon/WebMD Corporation ("Healtheon/WebMD") acquired all of the outstanding membership interests of Kinetra LLC, a Delaware limited liability company from Electronic Data Systems Corporation, a Delaware corporation, Eli Lilly and Company ("Lilly"), an Indiana corporation and Integrated Medical Systems, Inc., a Colorado corporation and a wholly-owned subsidiary of Lilly, in exchange for an aggregate of 7,437,248 shares of Healtheon/WebMD's common stock and an aggregate of $1,000.00 cash.


Item 7. Financial Statements and Exhibits

         (c)      Exhibits

                  The following exhibits are filed herewith:

                  2.1 Purchase Agreement dated as of December 20, 1999 by and among Electronic Data Systems Corporation, Eli Lilly and Company, Integrated Medical Systems, Inc., Kinetra LLC and Healtheon/WebMD Corporation.*

                  99.1 Text of Press Release, dated February 2, 2000, titled "Healtheon/WebMD Announces Closing of Previously Announced Agreement to Acquire Kinetra"

                  * Certain exhibits to, and schedules delivered in connection with, the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              HEALTHEON/WEBMD CORPORATION


Date:  February 10, 2000                      By:  /s/  Jack Dennison
                                                   ----------------------------
                                                   Jack Dennison
                                                   Executive Vice President and
                                                   General Counsel



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                                  EXHIBIT INDEX



2.1 Purchase Agreement dated as of December 20, 1999 by and among Electronic Data Systems Corporation, Eli Lilly and Company, Integrated Medical Systems, Inc., Kinetra LLC and Healtheon/WebMD Corporation.

99.1 Text of Press Release, dated February 2, 2000, titled "Healtheon/WebMD Announces Closing of Previously Announced Agreement to Acquire Kinetra"




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